Exhibit 99.2

Operating Metrics: Production Performance, Q3 2019

The table below presents the long term average production (LTA) for projects compared to actual production, including compensated curtailment:

Region	Q3 2019		Actual Results (% of LTA)	Resource Index (% of LTA) [1]
	LTA (GWh)	Production (GWh)

Eastern US	755	741	98%	103%
Western U.S.	528	569	108%	105%
Canada	355	351	99%	95%
Other	81	75	93%	97%
Total	1,719	1,736	101%	102%

1 Resource Index is defined as GWh that could have been produced from actual wind or solar during the period, divided by GWh that could have been produced from expected long term average resource.